Exhibit 99.1

PROPOSAL FOR APPROVAL OF OUR AMENDED AND RESTATED ANNUAL INCENTIVE PLAN

The Board of Directors has unanimously approved the adoption (subject to stockholder approval at the Annual Meeting) of our Amended and Restated Annual Incentive Plan, which we refer to below as the “Plan.” Our original Annual Incentive Plan, approved by stockholders on May 3, 2007, was effective for 2007 and during each of the four succeeding calendar years. Stockholder approval of the Plan will enable incentive awards paid under the Plan to qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” Section 162(m) of the Code limits to $1 million the deductibility of taxable compensation received in a year by our Chief Executive Officer and other highly compensated executive officers who would be considered “covered employees” under Section 162(m), unless the compensation qualifies as “performance based” or is covered by other exceptions provided in the Code. Stockholder approval of the Plan is one condition that must be satisfied in order to qualify awards under the Plan as “performance based” compensation. Whether or not stockholders approve the Plan, we retain discretion to grant additional annual incentive awards that may not be deductible under Section 162(m), and the award opportunities provided to our executives for 2012 under the Annual Incentive Plan will remain in effect. If approved by stockholders, the Plan will be effective for the 2012 calendar year and each of the next four calendar years unless sooner terminated by the Board.

The following is a summary of certain terms of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which is set forth as Appendix A to this proxy statement.

Purpose.    The purposes of our Plan are to enhance our ability to attract, reward and retain highly-qualified employees, and to align employee and stockholder interests by creating a link between annual incentive compensation and annual performance goals that support long-term stockholder return.

Eligibility. Each employee who is selected by the Compensation & Organization Committee will be eligible to become a participant in the Plan as of the date designated by the Compensation & Organization Committee (or if no date is designated, as of the beginning of the Plan Year in which they are selected to participate) and will remain eligible at the sole discretion of the Compensation & Organization Committee. A “Plan Year” is a calendar year.

Administration.    The Plan will be administered by the Compensation & Organization Committee. The Compensation & Organization Committee is authorized to select participants for the Plan; determine, for Plan participants, the percentage of the participants’ salary to be paid upon achievement of target performance levels; resolve all disputes or questions arising under the Plan; delegate administration of the Plan other than with respect to our elected officers to the Chief Executive Officer or his designee; create, revise and interpret rules and procedures and take any other actions or make any other determinations deemed by it to be necessary to administer the Plan. Any determination of the Compensation & Organization Committee in its administration of the Plan will be binding upon all participants.

Performance Goals.    Generally, no later than 90 days after the beginning of each Plan Year, the Compensation & Organization Committee will approve or establish in writing the performance goals for the Plan Year, participants’ respective award opportunities that may be earned for that Plan Year, and an objective compensation formula to compute the award payable to participants if performance goals for the Plan Year are attained. The performance goals will be based on one or more of the following criteria: price of stock; market share; revenue; earnings per share of common stock; return on shareholder equity of our company; costs; cash flow; return on total assets; return on invested capital; return on net assets; operating income; net income; consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); book value per share of common stock; expense management; improvements in capital structure; profitability; maintenance or improvement of profit margins; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); net sales; gross margin; free cash flow; and any other financial or other measurement deemed appropriate by the Compensation & Organization Committee as it relates to the results of operations or other measurable progress. While a performance period under the Plan generally will be a Plan Year, the Compensation & Organization Committee may designate different performance periods. If a performance period is less than twelve months, the performance goals, participants’ award opportunities and objective compensation formula must be established before 25 percent of the relevant performance period has lapsed, or such later date as may be permitted under the Code.

Adjustment of Performance Goals.    The Compensation & Organization Committee may adjust performance goals and award opportunities during a Plan Year, to the extent permitted by the Code, if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and have substantially affected our ability to meet them.

Annual Limitation.    The bonus award payable to a participant under the Plan for any Plan Year cannot exceed 250 percent of a participant’s base salary or $5,000,000.

Committee Certification.    Within 75 days after the end of each Plan Year, the Compensation & Organization Committee will certify in writing the extent to which we and each participant has achieved the performance goals for the year and the Compensation & Organization Committee will calculate the amount of each participant’s bonus award for the year. The Committee may exercise discretion in determining the amount of final bonus awards, but may exercise only negative discretion for officers elected by the Board.

Form and Timing of Payment.    A bonus award will be payable no later than March 15 of the year following the year in which the bonus award is earned or such other date as may be required or permitted under section 409A of the Code. The Compensation & Organization Committee has the discretion to pay the bonus award in cash, common stock, another class of our securities or in other forms it deems appropriate; however, no bonus awards may be paid in the form of equity unless the shares or other type of equity are provided under a stockholder approved plan.

Termination of Employment.    Generally, if participant does not remain employed for the duration of the Plan Year, the participant will forfeit his or her award opportunity. However, except as noted in the following sentence, in the event of a participant’s retirement after March 31 of a Plan Year, or death or disability during a Plan Year, the participant’s bonus award will be paid to the participant or the participant’s beneficiary, in an amount that will be no greater than the target award for the year, prorated for the portion of the year prior to the participant’s retirement, death or disability. If the participant is an elected officer who has retired, his or her bonus award will not exceed the amount that the participant would have earned for the Plan Year in which the participant’s retirement occurred if he or she had remained employed during the entire Plan Year, based on actual performance of the Plan, prorated for the portion of the Plan Year prior to the participant’s retirement.

Adjustment; Repayment of Bonus Award.    The Compensation & Organization Committee may make retroactive adjustments to any bonus award paid to an Executive Officer where the payment was predicated, in part, upon the achievement of certain financial results that subsequently were the subject of a restatement, in an amount equal to the difference between the bonus award paid and the bonus award determined by the Compensation & Organization Committee based upon the restated financial results. In addition, should the Compensation & Organization Committee determine in its discretion that an executive officer engaged in fraud or willful misconduct, whether or not such fraud or willful misconduct impacts the calculation of the bonus award or requires us to restate our financial results, we may require the repayment of all or a portion of a bonus award. All awards paid or to be paid under the Plan are subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy and also to any clawback or recoupment required by applicable law.

Amendment or Termination.    The Board may amend or terminate the Plan at any time, provided, however, that no amendment or termination may, without the consent of a participant, reduce the right of the participant to receive a bonus award that has already been earned and to which he or she is otherwise entitled, and no amendment to increase the maximum bonus award may be made without stockholder approval .

Your Board recommends a vote FOR the approval of our Amended and Restated Annual Incentive Plan.